June 28, 2021

Bank of America Comments on Stress Test Results; Plans 17 Percent Dividend Increase

CHARLOTTE – Bank of America today commented on the results of the Federal Reserve’s 2021 Comprehensive Capital Analysis and Review (CCAR) and announced plans to increase its quarterly common stock dividend by 17 percent.

Based on the 2021 CCAR results, Bank of America will be subject to a preliminary 2.5 percent stress capital buffer (SCB), unchanged from the current level. This SCB will be effective from October 1, 2021 to September 30, 2022 and, when combined with the Basel 3 common equity tier 1 (CET1) minimum of 4.5 percent, and the Global Systemically Important Bank Surcharge of 2.5 percent, will equate to a minimum CET1 ratio under applicable regulatory standards of 9.5 percent, which is unchanged from its current level. At March 31, 2021 Bank of America’s CET1 ratio was 11.8 percent, which equated to approximately $35 billion in excess CET1 capital.

“Our decade-long focus on responsible growth has put us in a strong position to support consumers, businesses and communities while delivering for shareholders,” said Bank of America Chairman and Chief Executive Officer Brian Moynihan. “In April, we announced a plan to repurchase up to $25 billion of common stock over time, and today we are also announcing that we expect to increase the quarterly common stock dividend by 17 percent to $0.21 per share, beginning in the third quarter of 2021.”

The common stock dividend is subject to approval from the company’s Board of Directors.

Forward-Looking Statements
Certain statements contained in this news release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the current expectations, plans or forecasts of Bank of America based on available information. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Forward-looking statements represent Bank of America’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements due to a variety of factors. You should not place undue reliance on any forward-looking statement and should consider all of the precautionary statements, uncertainties and risks discussed in Bank of America’s filings with the Securities and Exchange Commission, including under Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Bank of America’s Current Report on Form 8-K dated April 15, 2021, announcing Bank of America’s common stock repurchase plan.

Bank of America

Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 66 million consumer and small business clients with approximately 4,300 retail financial centers, including approximately 2,700 lending centers, 2,600 financial centers with a Consumer Investment Financial Solutions Advisor and approximately 2,400 business centers; approximately 17,000 ATMs; and award-winning digital banking with approximately 39 million active users, including approximately 31 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. www.bankofamerica.com

For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom and register for news email alerts.
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Investors May Contact:
Lee McEntire, Bank of America
Phone: 1.980.388.6780
lee.mcentire@bofa.com

Jonathan G. Blum, Bank of America (Fixed Income)
Phone: 1.212.449.3112
jonathan.blum@bofa.com

Reporters May Contact:

Jerry Dubrowski, Bank of America
Phone: 1.646.855.1195 (office) or 1.508.843.5626 (mobile)
jerome.f.dubrowski@bofa.com

Christopher P. Feeney, Bank of America
Phone: 1.980.386.6794
christopher.feeney@bofa.com